Exhibit 32.2


                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                            OF AMEN PROPERTIES, INC.
                           PURSUANT TO 18 USC ss.1350


In connection with the annual report of AMEN Properties, Inc. (the "Company") on Form 10-QSB for the period ended June 30, 2007 as filed with the Securities and Exchange Commission (the "Report"), I, Kris Oliver, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of - 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.



                                            /s/ Kris Oliver
                                            Kris Oliver, Chief Financial Officer


Date: May 22, 2008

                                       38